As filed with the Securities and Exchange Commission on November 7, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	8090	88-0464853
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Hythiam, Inc.
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025
(310) 444-4300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John C. Kirkland, Esq.
Dreier Stein & Kahan LLP
1620 26th Street, Suite 600N
Santa Monica, California 90404
(424) 202-6050
Fax: (424) 202-6250
(Address, including zip code, and telephone number, including area code, of agent for service)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:      ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.      ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☑ 333-145906
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.      ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐
     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box.      ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	to be Registered(1)	Offering Price Per Share	Aggregate Offering Price (2)	Registration Fee
Common Stock, $0.0001 par value	9,634,684	$4.79	$46,150,136	$1,417(3)
Warrants to purchase common stock(1)	2,408,671	—	—	—
Common stock, $0.0001 par value(2)	2,408,671	$5.75	$13,849,858	$425(3)
Total	12,043,355		$59,999,994	$1,842(4)

(1)	Included with purchase of common stock.

(2)	Shares issuable upon exercise of warrants.

(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.

(4)	$1,535 of this amount was previously paid with Registration Statement on Form S-3 (File No. 333-145906) filed September 6, 2007.

EXPLANATORY NOTE
     This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-145906) filed by Hythiam, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on September 6, 2007, which was declared effective by the Commission on October 5, 2007, and including the documents filed by the Company with the Commission and incorporated or deemed incorporated therein, are incorporated herein by reference. This Registration Statement is being filed solely for the purpose of registering an additional $10,000,000 in securities.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 7th day of November, 2007.

HYTHIAM, INC.
By:	/s/ Terren S. Peizer
Terren S. Peizer
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terren S. Peizer and Chuck Timpe, or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Terren S. Peizer Terren S. Peizer	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 7, 2007

/s/ Chuck Timpe Chuck Timpe	Chief Financial Officer (Principal Financial Officer)	November 7, 2007

/s/ Richard A. Anderson Richard A. Anderson	Director and Senior Executive Vice President	November 7, 2007

/s/ Christopher S. Hassan Christopher S. Hassan	Director and Senior Executive Vice President	November 7, 2007

/s/ Maurice Hebert Maurice Hebert	Vice President and Corporate Controller (Principal Accounting Officer)	November 7, 2007

/s/ Karen Freeman-Wilson Karen Freeman-Wilson	Director	November 7, 2007

/s/ Andrea Grubb Barthwell Andrea Grubb Barthwell	Director	November 7, 2007

/s/ Leslie F. Bell Leslie F. Bell	Director	November 7, 2007

/s/ Marc G. Cummins Marc G. Cummins	Director	November 7, 2007

/s/ Ivan M. Lieberburg Ivan M. Lieberburg	Director	November 7, 2007

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Dreier Stein & Kahan LLP

23.1	Consent of Dreier Stein & Kahan LLP (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP(1)

23.3	Consent of Kirkland, Russ, Murphy & Tapp, P.A.(1)

23.4	Consent of Actuarial Risk Management

(1)	Incorporated by reference from exhibit of the same number filed with Registration Statement on Form S-3 (File No. 333-145906) filed September 6, 2007, and declared effective October 5, 2007.